Exhibit 5.1

12 October, 2005

A-Max Technology Limited 10/F, A-Max Technology Tower 12-16 Fui Yiu Kok Street, Tsuen Wan New Territories Hong Kong	DIRECT LINE: 2842 9522 E-MAIL: cltan@cdp.bm OUR REF: TCL/804893/193211 YOUR REF:

Dear Sirs

A-Max Technology Limited (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form F-1 (Registration No.333-128297) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on 13 September, 2005 and as amended up to 7 October, 2005 (the “Registration Statement”) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of a maximum of 186,875,000 common shares, par value US$0.00002 each, of which 142,187,500 (the “Issued Shares”) are being offered by the Company and 44,687,500 (the “Selling Shareholder Shares”) are being offered by certain selling shareholders of the Company.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company as amended on 17 June, 2005, copies of unanimous written resolutions of the board of directors of the Company dated 9 September, 2005 (the “Minutes”), a copy of the register of members of the Company as at 7 October, 2005 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, and (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us.

A-Max Technology Limited	CD&P

12 October, 2005

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	When issued and paid for as contemplated by the Registration Statement, the Issued Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares or in connection with any assessments or calls on such shares by the Company or its creditors).

3.	The Selling Shareholder Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares or in connection with any assessments or calls on such shares by the Company or its creditors).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters”, “Taxation” and “Enforceability of Civil Liabilities” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ CONYERS DILL & PEARMAN